Exhibit 99.1

NORTHSTAR ASSET MANAGEMENT GROUP

ANNOUNCES FOURTH QUARTER 2014 RESULTS

Fourth Quarter 2014 Highlights

•                  Cash available for distribution (“CAD”) of $0.27 per share.

•                  Fourth quarter 2014 cash dividend of $0.10 per common share.

•                  $1.1 billion of NorthStar Realty common equity issued for the acquisition of Griffin-American Healthcare REIT II, Inc.

•                  Raised $1.2 billion of capital in the non-traded REIT business during 2014, including $531 million in the fourth quarter. Raised $210 million of capital year-to-date 2015.

•                  Completed acquisition of a 44% interest in American Healthcare Investors, LLC (“AHI”); Griffin-American Healthcare REIT III, Inc., which is co-sponsored by AHI, raised over $1.8 billion of capital since inception with approximately $913 million of capital during 2014, including $703 million in the fourth quarter and approximately $900 million year-to-date 2015.

•                  Total assets of managed companies as of December 31, 2014 of approximately $21.7 billion, including investments that NorthStar Realty acquired or committed to acquire subsequent to the fourth quarter 2014.

NEW YORK, NY, February 27, 2015 - NorthStar Asset Management Group Inc. (NYSE: NSAM) today announced its results for the fourth quarter ended December 31, 2014.

Fourth Quarter 2014 Results

NSAM reported CAD for the fourth quarter 2014 of $52.1 million, or $0.27 per share. Net income to common stockholders for the fourth quarter 2014 was $34.4 million, or $0.18 per diluted share. For the fourth quarter 2014, NSAM reported a current income tax benefit in CAD of $2.6 million primarily from a reversal of a valuation allowance related to an accumulated net operating loss through June 30, 2014, compared to an income tax expense of $6.1 million reported in the third quarter 2014. Excluding this tax benefit and assuming a tax rate equivalent to the prior quarter, CAD would have been $0.22 per share. During the fourth quarter, NSAM also reported a deferred tax benefit of $5.4 million, which is excluded from CAD.

For more information and a reconciliation of CAD to net income, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “2014 was a successful inaugural year for NSAM.  Our spin-off from NorthStar Realty unlocked significant value for shareholders and created a premier asset manager with a fast growing global presence.  We are enthusiastic about NorthStar Realty’s recently announced proposed spin-off of its European real estate business and the new management agreement NSAM will have with this “permanent life” vehicle. NorthStar Realty Europe Corp. is expected to have an attractive cost of capital and an opportunity to capitalize on a robust investment pipeline of high-quality European commercial real estate.”

Mr. Hamamoto continued, “Turning to our non-traded platform, the capital raising momentum in active offerings continues to be strong highlighted by a record year in 2014 with $1.2 billion raised in our managed non-traded REITs. In January 2015, NorthStar Healthcare successfully completed its initial offering with $1.1 billion raised in total, including $120 million in only 12 days in January. As we look forward into 2015 we are optimistic about our position in the non-traded market and our ability to raise substantial amounts of capital given our proven institutional track record and diverse product line up, which includes the $700 million follow-on offering for NorthStar Healthcare that was declared effective by the SEC earlier this month, the $2.0 billion NorthStar/RXR New York Metro that we are co-sponsoring with RXR Realty, which was recently declared effective by the SEC and the $1.0 billion NorthStar Corporate Income BDC that we are co-sponsoring with Och-Ziff Capital, which submitted its initial registration statement in the fourth quarter 2014.”

NSAM Managed Companies Results

NorthStar Realty (NYSE: NRF)

•                  Base asset management fee of $41.4 million earned during the fourth quarter 2014.

•                  Incentive fee of $2.0 million earned during the fourth quarter 2014.

•                  $1.1 billion of NorthStar Realty common equity issued related to the acquisition of Griffin-American Healthcare REIT II, Inc. (“Griffin-American”).

NorthStar Realty European REIT Spin-off

•                  On February 26, 2015, NorthStar Realty announced that its board of directors unanimously approved a plan to spin-off its European real estate business into a newly-formed publicly-traded REIT, NorthStar Realty Europe Corp., or NRE, expected to be listed on the NYSE and potentially in Europe.  Currently, NorthStar Realty has acquired or committed to acquire $2 billion of European real estate (excluding European healthcare assets) comprised of 50 properties spanning across some of Europe’s top markets that will be contributed to NRE upon the completion of the proposed European spin-off. NSAM will manage NRE pursuant to a long-term management agreement substantially consistent with NorthStar Realty’s existing management agreement with NSAM. The proposed spin-off is expected to be completed in the second half of 2015. For further details related to the spin-off, please refer to the Investor Presentation posted on NorthStar Realty’s website, www.nrfc.com.

Annual Base Management Fee Calculation:

$ in millions
Annual Base Management Fee as of December 31, 2014	$179.3
Exchangeable note conversions	0.2
7.0 million shares from the third quarter forward sale agreement	1.8

February 24, 2015 Annual Base Management Fee	181.3

Remaining exchangeable note conversion shares	0.8

Pro forma Annual Base Management Fee	$182.1

Non-Traded REITs

•                  Total aggregate asset management and other fees of $26.1 million earned during the fourth quarter 2014.

•                  Total capital raised during the fourth quarter 2014 of $531 million.

•                  NorthStar Healthcare’s registration statement on Form S-11 related to its follow-on offering of up to $700 million was declared effective by the SEC in February 2015.

•                  Griffin-American Healthcare REIT III, Inc. (“GAHR III”), a healthcare focused non-traded REIT co-sponsored by American Healthcare Investors, LLC (“AHI”), of which NSAM owns a 44% interest, has raised over $1.8 billion of capital since inception.

Non-traded REITs Summary Financial Information:

(amounts in millions)	NorthStar Income	NorthStar Healthcare	NorthStar Income II	Total

Capital Raising Status	Completed July 2013	Completed Initial Offering in January 2015, Follow-On Offering Declared Effective in February 2015	Active
Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt
Offering Size	$1.1 billion(1)	$1.8 billion(1)	$1.65 billion(1)	$4.55 billion

Capital Raised

Q4 2014	$11.0	$424.3	$96.0	$531.3
Full year 2014	42.7	867.2	280.2	1,190.1
Year-to-date through 2-24-15	7.4	125.3	76.9	209.6
Inception-to-date through 2-24-15	1,195.6	1,101.6	384.8	2,682.0

Investments(2)

During Q4 2014	$192.4	$594.3	$161.3	$948.0
As of 12-31-14	2,183.6	1,088.6	533.1	3,805.2
Cash as of 12-31-14	125.8	267.7	41.6	435.1

Fees earned during the fourth quarter

Asset management fees	$6.2	$1.7	$1.4	$9.3
Acquisition fees	1.5	13.4	1.6	16.5
Disposition fees	0.3	—	—	0.3
Total fees	$8.0	$15.1	$3.0	$26.1

(1) Represents amounts of shares registered to offer pursuant to each company’s public offering and includes the follow-on public offering for NorthStar Healthcare.

(2) Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds.

NorthStar Realty Securities, Broker Dealer

•                  Net selling commission of $2.5 million earned during the fourth quarter 2014.

•                  On February 9, 2015, the registration statement on Form S-11 related to the $2 billion initial public offering by NorthStar/RXR New York Metro, a non-traded REIT focused on commercial real estate in the New York tri-state area and co-sponsored by NSAM and RXR Realty LLC, was declared effective by the SEC. This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $1 billion non-traded business development company, NorthStar Corporate Income, Inc., which would diversify NSAM’s retail products into the corporate lending business. This information does not constitute an offer of any securities for sale.

NSAM Investments

•                  In the fourth quarter 2014, NSAM acquired an approximately 44% interest, as adjusted for certain warrants expected to be exercised, in the business of AHI, for $58 million, consisting of $38 million in cash and $20 million of NSAM stock (subject to certain lock-up and vesting restrictions).  AHI is the co-sponsor of GAHR III, a $1.9 billion non-traded healthcare focused REIT.  AHI is entitled to receive 75% of all asset management and other fees of GAHR III and future healthcare focused non-traded REITs jointly sponsored by AHI and Griffin Capital Corporation.

•                  In January 2015, NSAM acquired an approximate 45% interest in Island Hospitality (“Island”) for $33 million in cash and $5 million of NSAM stock (subject to certain lock-up and vesting restrictions). Island currently manages approximately 140 hotel properties and has long standing industry relationships with major franchisors including Marriott, Hilton, Hyatt and Starwood.

Liquidity, Financing and Capital Markets Highlights

•                  As of February 24, 2015, unrestricted cash was approximately $88 million.

Stockholders’ Equity

As of February 25, 2015, NSAM had 196.2 million total common shares, deferred LTIP units and certain RSUs not subject to market based performance hurdles, outstanding.

Earnings Conference Call

NSAM will hold a conference call to discuss fourth quarter ended 2014 financial results on February 27, 2015, at 11:00 a.m. Eastern time.  Hosting the call will be David Hamamoto, chairman and chief executive officer; Albert Tylis, president; Daniel Gilbert, chief investment and operating officer; and Debra Hess, chief financial officer.

The call will be webcast live over the Internet from NSAM’s website, www.nsamgroup.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 888-539-3696, or for international callers, by dialing 719-325-2429, and using passcode 6320291.

A replay of the call will be available two hours after the call through Thursday, March 5, 2015 by dialing 888-203-1112 or, for international callers, 719-457-0820, using pass code 6320291.

About NorthStar Asset Management Group

NorthStar Asset Management Group Inc. (NYSE: NSAM) is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. For more information about NorthStar Asset Management Group Inc., please visit www.nsamgroup.com.

NorthStar Asset Management Group Inc.

Combined Consolidated Statements of Operations

($ in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2014(1)	2013(1)

Revenues
Asset management and other fees related parties(2)	$69,438	$9,556
Selling commissions and dealer manager fees, related parties	49,553	11,358
Other revenue	68	25
Total revenues	119,059	20,939

Expenses
Commission expense	47,039	10,821
Transaction costs	—	1,590
Other expenses	1,112	64
General and administrative expenses
Salaries and related expense	15,211	5,550
Equity-based compensation expense	21,364	664
Other general and administrative expenses	6,925	1,386
Total general and administrative expenses	43,500	7,600
Total expenses	91,651	20,075
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax (benefit) expense	27,408	864
Equity in earnings (losses) of unconsolidated ventures	(965)	—
Income (loss) before income tax (benefit) expense	26,443	864
Current income tax (benefit) expense	(2,563)	—
Deferred income tax (benefit) expense	(5,441)	—
Net income (loss)	$34,447	$864

Earnings (loss) per share:
Basic	$0.18	$0.01
Diluted	$0.18	$0.01

Weighted average number of shares:
Basic	187,961,943	188,596,829
Diluted	191,822,188	188,596,829

Dividends declared per share of common stock	$0.10	$—

(1)         The combined consolidated financial statements for the three months ended December 31, 2014 represent NSAM’s results of operations subsequent to the spin-off of NorthStar Realty’s historical asset management business. Periods prior to June 30, 2014 present a carve-out of NorthStar Realty’s historical financial information including revenues and expenses allocated to NSAM related to NorthStar Realty’s historical asset management business. As a result, results of operations for the three months ended December 31, 2014 may not be comparative to our results of operations reported for the prior period presented.

(2)         NSAM began earning fees on July 1, 2014, in connection with the management agreement with NorthStar Realty.

NorthStar Asset Management Group Inc.

Combined Consolidated Balance Sheets

($ in thousands, except share data)

	December 31,
	2014 (unaudited)	2013

Assets
Cash	$109,199	$7,537
Restricted cash	3,190	—
Receivables, related parties	77,626	23,187
Investments in unconsolidated ventures	54,480	—
Other assets	22,913	985
Total assets	$267,408	$31,709

Liabilities
Accounts payable and accrued expenses	$49,957	$1,373
Commissions payable	12,164	1,968
Total liabilities	62,121	3,341

Commitments and contingencies
Equity
NorthStar Asset Management Group Inc. Stockholders’ Equity
Performance common stock, $0.01 par value, 500,000,000 shares authorized; 3,738,314 shares and no shares issued and outstanding as of December 31, 2014 and 2013, respectively	37
Common stock, $0.01 par value, 500,000,000 and 3,000 shares authorized, 192,947,825 and 1,000 shares issued and outstanding as of December 31, 2014 and 2013, respectively	1,930	—
Additional paid-in capital	276,874	105,498
Retained earnings (accumulated deficit)	(73,554)	(77,130)
Total equity	205,287	28,368
Total liabilities and equity	$267,408	$31,709

Non-GAAP Financial Measure

Included in this press release is Cash Available for Distribution, or CAD, a certain “non-GAAP financial measure”, which measures NSAM’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  NSAM believes this metric can be a useful measure of its performance which is further defined below.

Cash Available for Distribution (CAD)

We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability. In addition, the incentive fees to which we are entitled pursuant to our management agreement with NorthStar Realty are determined using NorthStar Realty’s CAD as a performance metric. We believe that CAD is useful because it adjusts net income (loss) for a variety of non-cash, one time and certain non-recurring items.

We calculate CAD by subtracting from or adding to net income (loss): equity-based compensation, depreciation related items, foreign currency gains (losses), straight-line rent, adjustments for joint ventures, deferred tax (benefit) expense and transaction and other costs. In future periods, such adjustments may include amortization of deferred financing costs, impairment on goodwill and other intangible assets and other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.  These items, if applicable, include any adjustments for unconsolidated ventures. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.

CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance.  In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

NSAM urges investors to carefully review the U.S. GAAP financial information included as part of our Registration Statement on Form 10, as amended, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table presents a reconciliation of CAD to net income (loss) for the three months ended December 31, 2014 (dollars in thousands):

Reconciliation of Cash Available for Distribution

(Amount in thousands except per share data)

Three Months Ended
December 31, 2014

Net income	$34,447

Adjustments:
Equity-based compensation (1)	21,364
Deferred income tax (benefit) expense	(5,441)
Adjustments to joint venture partners (2)	1,040
Other (3)	650

CAD	$52,060

CAD per share (4)	$0.27

(1)         Includes equity-based compensation expense related to grants of NorthStar Realty stock in prior years that were split in connection with the spin-off of NSAM.

(2)         Includes $0.3 million of equity-based compensation expense and $0.7 million of depreciation and amortization expense related to an unconsolidated venture.

(3)         Includes $0.5 million of depreciation and amortization, straight-line rental expense of $0.1 million and $0.1 million of foreign currency related adjustments.

(4)         CAD per share does not take into account any potential dilution from certain restricted stock units and performance stock subject to market based performance metrics not currently achieved.

NorthStar Realty Management Contract Details:

Pro forma Annual Base Management Fee	$182.1 million

Plus: After February 24, 2015:

(a)         1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common and preferred equity issued by NorthStar Realty;

•                  equity issued in exchange or conversion of exchangeable notes based on the stock price at the time of issuance;

•                  any other issuances of common equity, preferred equity or other forms of equity, including but not limited to units in an operating partnership; and

•                  cumulative CAD in excess of cumulative distributions paid on common stock or equity awards beginning the first full calendar quarter after completion of the spin-off.

(b)         the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty LLC in excess of the $10 million minimum annual base amount.

(c)          the distributable cash flow from NorthStar Realty’s equity interest in Aerium Group in excess of the $10 million minimum annual base amount.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is in excess of $0.39 per share but less than $0.45 per share; plus

•                  the product of (a) 25% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is equal to or in excess of $0.45 per share;

•                  multiplied by the weighted average shares outstanding for the calendar quarter.

In addition, NSAM will earn incentive fees from NorthStar’s healthcare investments in connection with the long-term partnership with James F. Flaherty III, the former Chairman and Chief Executive Officer of HCP, Inc., that was announced in January 2014.

Non-traded REIT Management Contract Details (1):

Asset Management and Other Fees:	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR New York Metro(2)

Asset management fees	1.25% of gross assets	1.00% of gross assets	1.25% of gross assets	1.25% of gross assets

Acquisition fees	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	1.00% of investment	2.25% for real estate properties (1.00% of other investments)

Disposition fees	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)

Incentive fee	15% of net cash flows after an 8% return	15% of net cash flows after a 6.75% return (3)	15% of net cash flows after a 7% return	15% of net cash flows after a 6% return

Expense Reimbursement:

Operating costs	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.00% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)

(1)   NorthStar Corporate Income, Inc. confidentially submitted an initial registration statement on Form N-2 to the SEC, seeking to raise up to $1.0 billion in a public offering of common stock and intends to operate as a public, non-traded business development company that will be co-sponsored by NSAM and Och-Ziff Capital Management Group, LLC.  The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(2)   On February 9, 2015, the SEC declared effective NorthStar/RXR New York Metro’s registration statement on Form S-11 related to the initial public offering of up to $2.0 billion of its common stock. NorthStar/RXR New York Metro intends to operate as a public, non-traded REIT and is co-sponsored by NSAM and RXR Realty. Any asset management and other fees incurred by NorthStar/RXR New York Metro will be shared between NSAM and RXR Realty as co-sponsors. This information does not constitute an offer of any securities for sale.

(3)   The Healthcare Strategic Partnership will be entitled to the incentive fees earned from managing NorthStar Healthcare, of which the Company will earn its proportionate interest.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, adverse economic conditions and the impact of the commercial real estate industry on our managed companies; the ability to scale our platform; our ability to expand our operations internationally; the performance of NorthStar Realty Finance Corp. (NorthStar Realty); the ability of our sponsored non-traded REITs (“NTRs”) to raise capital, in the maximum offering amount or at all; the timing of and ability to raise capital through follow-on offerings or new sponsored companies with RXR Realty, Och-Ziff Capital or at all; NorthStar Realty’s ability to consummate the proposed European real estate business spin-off into a European public REIT on the terms proposed or at all, including our ability to enter into a management agreement with the European public REIT; our ability to earn any additional base management fees or incentive fees, through management of NorthStar Realty, NTRs, new sponsored companies, including the proposed European REIT, or otherwise; the size and timing of offerings or capital raises by NorthStar Realty; the stability of our base management fees and the impact of the timing of any liquidity events for our NTRs; the diversity of our managed companies; our ability to source investment opportunities on behalf of our managed companies, both in the United States and internationally; our ability to realize the benefits of our long-term partnership with Jay Flaherty, including the ability to source investment opportunities through the venture; our ability to realize the anticipated benefits of our investments in AHI and Island; our ability to realize any upside in NorthStar Realty’s partnerships with RXR Realty and Aerium; the scalability of NorthStar Realty’s investment platform, including its investments in private equity funds, healthcare real estate and commercial real estate loans; the diversification of NorthStar Realty’s portfolio; the anticipated strength and growth of our business, including expansion internationally; our liquidity and financial flexibility; our dividend yield; our ability to realize the projections related to cash available for distribution and underlying assumptions; our effective tax rate; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts in advising our managed companies; competition for investment opportunities; the effectiveness of our portfolio management techniques and strategies; changes in laws or regulations governing various aspects of our business; competition for qualified personnel and our ability to retain key personnel; and failure to maintain effective internal controls; and the factors described in our Registration Statement on Form 10 and the related information statement, including the section entitled “Risk Factors.”

The foregoing list of factors is not exhaustive. All forward looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward looking statements after the date of this report to conform these statements to actual results.

Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in our Registration Statement on Form 10 and the related information statement. The factors set forth in the Risk Factors section and otherwise described in our filings with United States Securities and Exchange Commission could cause our actual results to differ significantly from those contained in any forward looking statement contained in this press release.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772